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                                  Exhibit 12.1
                             AMCORE FINANCIAL INC.
            Computation of Ratio of Income to Combined Fixed Charges
                        (excluding interest on deposits)
                         (dollar amounts in thousands)

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
                                                                          Years Ended December 31,
                                                           -------------------------------------------------------------
                                                              1996           1995         1994         1993         1992
                                                           -------------------------------------------------------------
Income before income taxes                                 $35,901        $23,287      $29,476      $28,901      $26,415
Interest expense excluding interest on
       deposits                                             35,196         17,018        7,993        5,423        4,135
1/3 rental expense                                             116            471          371          298          205
                                                           -------------------------------------------------------------
Fixed charges excluding interest on deposits
                                                            35,312         17,489        8,364        5,721        4,340
                                                           -------------------------------------------------------------
Income as adjusted                                         $71,213        $40,776      $37,840      $34,622      $30,755
                                                           -------------------------------------------------------------
Ratio of adjusted income to fixed charges
       excluding interest on deposits                         2.02           2.33         4.52         6.05         7.09
                                                           =============================================================